                     ALARIS MEDICAL, INC AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)


                                                                                                  NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      SEPTEMBER 30,
                                        ------------------------------------------------------   ---------------------
                                          1993        1994        1995       1996       1997       1997        1998
                                        --------    --------    --------   --------   --------   --------     --------
Pre-tax income (loss) from continuing
  operations                           $ (5,517)    $ 7,563     $ 9,403    $(66,336)  $(12,926)  $(15,723)    $(23,292)
                                       --------     -------     -------    --------    -------    -------     --------
Fixed charges:
  Interest expense and amortization
    of debt discount and premium
    on all indebtedness                  10,880       8,690       8,153      13,393     44,413     32,972       34,809
  Interest portion of rentals (33%
    of rent expense)                      1,282       1,247       1,050       1,158      1,574      1,181        1,400
                                       --------     -------     -------    --------    -------    -------     --------
    Total fixed charges                  12,162       9,937       9,203      14,551     45,987     34,153       36,209
                                       --------     -------     -------    --------    -------    -------     --------
Income before income taxes
  and fixed charges                    $  6,645     $17,500     $18,606    $(51,785)  $ 33,061   $ 18,430       12,917
                                       --------     -------     -------    --------    -------    -------     --------
                                       --------     -------     -------    --------    -------    -------     --------
Ratio of earnings to fixed charges          n/a         1.8         2.0         n/a        n/a        n/a         n/a
                                       --------     -------     -------    --------    -------    -------     --------
                                       --------     -------     -------    --------    -------    -------     --------
Earnings insufficient
  to cover fixed charges by               5,517         n/a         n/a      66,336     12,926     15,723       23,292
                                       --------     -------     -------    --------    -------    -------     --------
                                       --------     -------     -------    --------    -------    -------     --------
